  EXHIBIT 99.3
TRADING DATA
The following table sets forth all transactions in the Common Stock of the Issuer effected in the last sixty days by the Sachem Head Funds. All such transactions were purchases or sales of shares of Common Stock effected in the open market, and the table includes commissions paid in per share prices.

Name	Trade Date	Buy/Sell	No. of Shares/ Quantity	Unit Cost/ Proceeds
Sachem Head LP	01/14/2020	Buy	125,168	17.18
Sachem Head LP	01/15/2020	Buy	278,150	17.22
Sachem Head LP	01/16/2020	Buy	222,520	17.86
Sachem Head LP	01/17/2020	Buy	375,113	17.91
Sachem Head LP	01/17/2020	Buy	153,372	17.83
Sachem Head LP	01/21/2020	Buy	83,445	17.81
Sachem Head LP	01/31/2020	Buy	278,150	14.79
Sachem Head LP	02/03/2020	Buy*	16,622	14.87
Sachem Head LP	02/05/2020	Buy	281,200	16.43
Sachem Head LP	02/06/2020	Buy	224,960	16.26
Sachem Head LP	02/06/2020	Buy	618,640	16.34
Sachem Head LP	02/07/2020	Buy	112,480	15.98
Sachem Head LP	02/07/2020	Buy	478,040	16.04
Sachem Head LP	02/10/2020	Buy	168,720	16.19
Sachem Head LP	02/10/2020	Buy	421,800	16.15
Sachem Head LP	02/11/2020	Buy	224,960	17.12
Sachem Head LP	02/11/2020	Buy	224,960	17.39
Sachem Head LP	02/19/2020	Buy	295,260	17.92
Sachem Head LP	02/20/2020	Buy	295,260	18.51
Sachem Head LP	02/21/2020	Buy	295,260	18.89
Sachem Head Master LP	01/14/2020	Buy	99,832	17.18
Sachem Head Master LP	01/15/2020	Buy	221,850	17.22
Sachem Head Master LP	01/16/2020	Buy	177,480	17.86
Sachem Head Master LP	01/17/2020	Buy	299,187	17.91
Sachem Head Master LP	01/17/2020	Buy	122,328	17.83
Sachem Head Master LP	01/21/2020	Buy	66,555	17.81
Sachem Head Master LP	01/31/2020	Buy	221,850	14.79
Sachem Head Master LP	02/03/2020	Sell*	(16,622)	14.87
Sachem Head Master LP	02/05/2020	Buy	218,800	16.43
Sachem Head Master LP	02/06/2020	Buy	175,040	16.26
Sachem Head Master LP	02/06/2020	Buy	481,360	16.34
Sachem Head Master LP	02/07/2020	Buy	87,520	15.98
Sachem Head Master LP	02/07/2020	Buy	371,960	16.04
Sachem Head Master LP	02/10/2020	Buy	131,280	16.19
Sachem Head Master LP	02/10/2020	Buy	328,200	16.15
Sachem Head Master LP	02/11/2020	Buy	175,040	17.12
Sachem Head Master LP	02/11/2020	Buy	175,040	17.39
Sachem Head Master LP	02/19/2020	Buy	229,740	17.92
Sachem Head Master LP	02/20/2020	Buy	229,740	18.51
Sachem Head Master LP	02/21/2020	Buy	229,740	18.89
SH Old Quarry Master Ltd.	02/18/2020	Buy	1,350,000	17.17
SH Old Quarry Master Ltd.	02/19/2020	Buy	1,960,000	18.02
SH Old Quarry Master Ltd.	02/19/2020	Buy	40,000	18.10
SH Old Quarry Master Ltd.	02/20/2020	Buy	800,000	18.55
SH Old Quarry Master Ltd.	02/20/2020	Buy	240,000	18.59
SH Old Quarry Master Ltd.	02/21/2020	Buy	1,060,000	18.86
SH Old Quarry Master Ltd.	02/21/2020	Buy	200,000	18.83
SH Old Quarry Master Ltd.	02/21/2020	Buy	100,000	18.54

* Trade represents a rebalancing transaction.